Exhibit 99.1

NEWS RELEASE
Contact:	Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2017

THIRD QUARTER EARNINGS

•	Diluted earnings per share of $0.92 for 2017 third quarter, up from $0.78 in the 2016 third quarter
•	Net income of $9.4 million for 2017 third quarter, up from $7.0 million in the 2016 third quarter
•	Return on average assets of 1.28% for the 2017 third quarter, up from 1.16% in the 2016 third quarter
•	Net interest margin of 3.91% for the 2017 third quarter, up from 3.69% in the 2016 third quarter
•	Loan growth of $21.6 million during 2017 third quarter
•	Deposit growth of $34.0 million during the 2017 third quarter
•	Non-performing assets of $29.7 million for 2017 third quarter, compared to $18.9 million for 2016 third quarter

DEFIANCE, OHIO (October 16, 2017) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the third quarter ended September 30, 2017, totaled $9.4 million, or $0.92 per diluted common share compared to $7.0 million or $0.78 per diluted common share for the quarter ended September 30, 2016. The third quarter 2017 includes the results from the operations of Commercial Bancshares, Inc. and its banking subsidiary Commercial Savings Bank (collectively “CSB”) following their acquisition on February 24, 2017, and Corporate One Benefits Agency, Inc. (“Corporate One”) acquired April 1, 2017.

“We are very pleased with our strong operating performance in the third quarter, and our outlook continues to be very positive for the remainder of the year,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Our growth in revenues and improved efficiency generated a return on assets of 1.28% and diluted earnings per share up 17.9% from the third quarter last year.

Net Interest Income up Compared to Third Quarter 2016

Net interest income of $25.0 million in the third quarter of 2017 was up from $19.8 million in the third quarter of 2016. The increase was mostly attributable to a full quarter of operations from the CSB merger. Net interest margin was 3.91% for the third quarter of 2017, up from 3.89% in the second quarter of 2017, and up from 3.69% in the third quarter of 2016. Yield on interest earning assets increased by 29 basis points, to 4.38% in the third quarter of 2017 from 4.09% in the third quarter of 2016. The cost of interest-bearing liabilities increased by 9 basis points in the third quarter of 2017 to 0.61% from 0.52% in the third quarter of 2016.

“In the third quarter, our net interest margin stayed very healthy; and improving organic growth trends in both loans and deposits were noted,” said Hileman. “These factors coupled with the growth from our Commercial Savings Bank merger completed earlier this year, produced a strong increase in our net interest income, which is up 26.2% over the third quarter last year.”

Non-Interest Income up from Third Quarter 2016

First Defiance’s non-interest income for the third quarter of 2017 was $9.5 million compared with $8.5 million in the third quarter of 2016. The increase in total non-interest income was largely due to the inclusion of operations from the CSB and Corporate One mergers completed in 2017. In addition, the third quarter of 2017 included gains of $158,000 from the sale of securities compared to gains of $151,000 in the third quarter of 2016.

Mortgage banking income was $1.7 million in the third quarter of 2017, down from $2.0 million in the third quarter of 2016. Mortgage originations totaled $71.8 million in the third quarter of 2017, up seasonally from the second quarter of 2017 but down from $101.7 million in the same quarter last year. As a result of the lower volumes, gains from the sale of mortgage loans decreased in the third quarter of 2017 to $1.2 million from $1.7 million in the third quarter of 2016. Mortgage loan servicing revenue was $911,000 in the third quarter of 2017, up from $885,000 in the third quarter of 2016 and amortization of mortgage servicing rights declined to $386,000 from $536,000 in the third quarter last year.

For the third quarter of 2017, commissions from the sale of insurance products were $3.1 million, up from $2.5 million in the third quarter of 2016, primarily due to added commissions from the Corporate One merger. Service fees and other charges were $3.2 million in the third quarter of 2017, up from $2.8 million in the third quarter of 2016. Trust income was $486,000 in the third quarter of 2017, up 15.7% from $420,000 in the third quarter of 2016.

“This quarter’s non-interest income results continue to reflect the benefits of our growing company, as well as the diversity of our revenues. While mortgage banking volumes are lower than a year ago, our recent mergers contributed strong increases in insurance commissions and bank service fee income,” continued Hileman. “In total, non-interest income grew 11.4% over this same period last year.”

Non-Interest Expenses up from Third Quarter 2016

Total non-interest expense was $20.4 million in the third quarter of 2017, an increase from $18.3 million in the third quarter of 2016. The increase in non-interest expenses was mostly due to the additional expenses from the operations of CSB and Corporate One mergers completed in 2017. Compensation and benefits increased to $11.8 million in the third quarter of 2017, compared to $10.3 million in the third quarter of 2016. Occupancy expense was $2.0 million and data processing expense was $1.9 million, up from $1.8 million and $1.6 million, respectively, in the third quarter of 2016. Other non-interest expense of $3.7 million in the third quarter of 2017 was up from $3.6 million in the third quarter of 2016.

Credit Quality

Non-performing loans totaled $29.2 million at September 30, 2017, an increase from $18.2 million at September 30, 2016. The increase was mainly attributable to two loan relationships totaling $13.9 million that were downgraded in the second quarter 2017. In addition, First Defiance had $532,000 of real estate owned at September 30, 2017, compared to $704,000 at September 30, 2016. Accruing troubled debt restructured loans were $13.0 million at September 30, 2017, compared with $9.1 million at September 30, 2016.

The third quarter 2017 results include net charge-offs of $36,000 and a provision for loan losses of $462,000 compared with net charge-offs of $40,000 and a provision of $15,000 for the same period in 2016.

The allowance for loan loss as a percentage of total loans was 1.16% at September 30, 2017, compared with 1.15% at June 30, 2017, and 1.35% at September 30, 2016. The decrease in the allowance for loan loss as a percentage of total loans was primarily attributable to the CSB acquisition. The CSB loans acquired were recorded at fair value with purchase accounting adjustments discounting the loan balance instead of an allowance for loan losses. For the CSB loans acquired, the discount recorded totaled $4.2 million, or 1.8% of acquired CSB loans at September 30, 2017.

“As anticipated, our credit quality stabilized in the third quarter. Net loan losses returned to a lower level, coming in at less than 0.01% of average loans for the quarter,” said Hileman. “While total non-performing assets to total assets ended September 30, 2017 higher than expected at 1.01%, reduced levels are projected going forward.”

Year-To-Date Results

For the nine-month period ended September 30, 2017, net income totaled $22.9 million, or $2.29 per diluted common share, compared to $21.5 million, or $2.37 per diluted common share for the nine months ended September 30, 2016. The first nine months of 2017 includes the results from the operations of the CSB acquisition completed on February 24, 2017, and Corporate One acquired on April 1, 2017. In addition, the first nine months of 2017 includes merger and conversion expenses related to the acquisitions of $4.0 million, which had an after tax impact of $2.8 million, or $0.28 per diluted share.

Net interest income was $71.3 million for the first nine months of 2017 compared with $58.4 million in the first nine months of 2016. Average interest-earning assets increased to $2.51 billion in the first nine months of 2017 compared to $2.15 billion in the first nine months of 2016. Net interest margin for the first nine months of 2017 was 3.88%, up 15 basis points from the 3.73% margin reported in the nine month period ended September 30, 2016.

The provision for loan losses in the first nine months of 2017 was $2.6 million compared to $432,000 recorded during the first nine months of 2016.

Non-interest income for the first nine months of 2017 was $30.2 million compared to $25.7 million during the same period of 2016. The first nine months of 2017 includes the operating results from the CSB and Corporate One mergers completed in 2017 and a $1.5 million enhancement value gain related to the purchase of bank owned life insurance in the first quarter of 2017.

Service fees and other charges were $9.1 million for the first nine months of 2017, up from $8.2 million during the same period of 2016. Mortgage banking income was $5.3 million for the first nine months of 2017 compared with $5.3 million during the same period of 2016. Insurance commissions rose to $9.8 million for the first nine months of 2017 compared with $8.1 million for the same period of 2016. Non-interest income for the first nine months of 2017 included $425,000 of gains from the sale of securities compared with securities gains of $509,000 during the same period of 2016.

Non-interest expense was $64.2 million for the first nine months of 2017, up from $52.9 million for the same period of 2016. Included in non-interest expense for the first nine months of 2017 were merger and conversion expenses of $4.0 million related to the acquisitions. Compensation and benefits expense was $37.6 million for the first nine months of 2017 compared with $30.3 million during the same period of 2016. Expenses also included increases in occupancy of $316,000, data processing of $1.1 million, amortization of intangibles of $512,000 and other expenses of $2.0 million.

Total Assets at $2.93 Billion

Total assets at September 30, 2017, were $2.93 billion compared to $2.48 billion at December 31, 2016, and $2.45 billion at September 30, 2016. The increase reflected at September 30, 2017, is primarily due to the acquisition of CSB effective February 24, 2017, which added $368.3 million to total assets, net of $12.3 million paid in cash, at consummation.

Net loans receivable (excluding loans held for sale) were $2.25 billion at September 30, 2017, compared to $1.91 billion at December 31, 2016, and $1.90 billion at September 30, 2016. The acquisition of CSB added $285.4 million to the loan portfolio. At September 30, 2017, excluding the CSB acquired loans, net loans receivable grew $64.5 million, or 3.4% from a year ago.

Also, at September 30, 2017, goodwill and other intangible assets totaled $104.4 million compared to $63.1 million at December 31, 2016, and $63.3 million at September 30, 2016. The increase in 2017 was attributable to the acquisitions of CSB and Corporate One which together added $42.2 to goodwill and intangibles.

Total deposits at September 30, 2017, were $2.36 billion compared with $1.98 billion at December 31, 2016, and $1.93 billion at September 30, 2016. The acquisition of CSB added $308.0 million to total deposits. At September 30, 2017, excluding the CSB acquired deposits, total deposits grew $125.0 million, or 6.5% from a year ago.

Total stockholders’ equity was $367.9 million at September 30, 2017, compared to $293.0 million at December 31, 2016, and $292.1 million at September 30, 2016. The acquisition of CSB in 2017 added $56.5 million to total equity.

Dividend to be Paid November 17

The Board of Directors declared a quarterly cash dividend of $0.25 per common share payable November 17, 2017, to shareholders of record at the close of business on November 10, 2017. The dividend represents an annual dividend of 1.86 percent based on the First Defiance common stock closing price on October 13, 2017. First Defiance has approximately 10,149,185 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, October 17, 2017, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef171017.html.

The replay of the conference call webcast will be available at www.fdef.com until October 17, 2018, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest, First Insurance Group and Corporate One Benefits. First Federal Bank operates 42 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana. First Insurance Group, including its division Corporate One Benefits, is a full-service insurance agency with ten offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

–Financial Statements and Highlights Follow–

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. One or more of these factors have affected or could in the future affect First Defiance’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its September 30, 2017 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	September 30,	December 31,
(in thousands)	2017	2016

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$55,731	$53,003
Interest-bearing deposits	69,000	46,000
	124,731	99,003
Securities
Available-for sale, carried at fair value	260,034	250,992
Held-to-maturity, carried at amortized cost	728	184
	260,762	251,176

Loans	2,276,042	1,940,487
Allowance for loan losses	(26,341)	(25,884)
Loans, net	2,249,701	1,914,603
Loans held for sale	12,200	9,607
Mortgage servicing rights	9,693	9,595
Accrued interest receivable	9,864	6,760
Federal Home Loan Bank stock	15,992	13,798
Bank Owned Life Insurance	65,811	52,817
Office properties and equipment	41,536	36,958
Real estate and other assets held for sale	532	455
Goodwill	98,370	61,798
Core deposit and other intangibles	6,061	1,336
Deferred taxes	267	2,212
Other assets	38,735	17,479
Total Assets	$2,934,255	$2,477,597

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$519,911	$487,663
Interest-bearing deposits	1,840,764	1,493,965
Total deposits	2,360,675	1,981,628
Advances from Federal Home Loan Bank	104,555	103,943
Notes payable and other interest-bearing liabilities	29,439	31,816
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,265	2,650
Other liabilities	33,314	28,459
Total Liabilities	2,566,331	2,184,579
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,653	126,390
Accumulated other comprehensive income	2,138	215
Retained earnings	256,041	240,592
Treasury stock, at cost	(51,035)	(74,306)
Total stockholders’ equity	367,924	293,018
Total Liabilities and Stockholders’ Equity	$2,934,255	$2,477,597

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Interest Income:
Loans	$25,975	$20,264	$73,263	$59,242
Investment securities	1,688	1,498	5,195	4,671
Interest-bearing deposits	209	104	555	287
FHLB stock dividends	209	137	562	413
Total interest income	28,081	22,003	79,575	64,613
Interest Expense:
Deposits	2,391	1,635	6,357	4,613
FHLB advances and other	431	322	1,211	940
Subordinated debentures	239	191	682	548
Notes Payable	13	35	41	108
Total interest expense	3,074	2,183	8,291	6,209
Net interest income	25,007	19,820	71,284	58,404
Provision for loan losses	462	15	2,635	432
Net interest income after provision for loan losses	24,545	19,805	68,649	57,972
Non-interest Income:
Service fees and other charges	3,153	2,765	9,073	8,208
Mortgage banking income	1,698	2,039	5,266	5,342
Gain on sale of non-mortgage loans	82	148	172	604
Gain on sale of securities	158	151	425	509
Insurance commissions	3,082	2,473	9,834	8,113
Trust income	486	420	1,400	1,256
Income from Bank Owned Life Insurance	421	225	2,666	686
Other non-interest income	415	305	1,348	1,019
Total Non-interest Income	9,495	8,526	30,184	25,737
Non-interest Expense:
Compensation and benefits	11,780	10,295	37,588	30,250
Occupancy	1,960	1,822	5,751	5,435
FDIC insurance premium	330	352	973	1,008
Financial institutions tax	404	446	1,418	1,339
Data processing	1,874	1,622	5,832	4,723
Amortization of intangibles	364	115	931	419
Other non-interest expense	3,728	3,640	11,718	9,739
Total Non-interest Expense	20,440	18,292	64,211	52,913
Income before income taxes	13,600	10,039	34,622	30,796
Income taxes	4,219	2,994	11,753	9,318
Net Income	$9,381	$7,045	$22,869	$21,478

Earnings per common share:
Basic	$0.92	$0.78	$2.31	$2.39
Diluted	$0.92	$0.78	$2.29	$2.37

Average Shares Outstanding:
Basic	10,149	8,976	9,913	8,980
Diluted	10,209	9,050	9,970	9,050

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2017	2016	% change	2017	2016	% change
Summary of Operations

Tax-equivalent interest income (1)	$28,557	$22,449	27.2%	$81,007	$65,994	22.7%
Interest expense	3,074	2,183	40.8	8,291	6,209	33.5
Tax-equivalent net interest income (1)	25,483	20,266	25.7	72,716	59,785	21.6
Provision for loan losses	462	15	NM	2,635	432	NM
Tax-equivalent NII after provision for loan loss (1)	25,021	20,251	23.6	70,081	59,353	18.1
Investment Securities gains	158	151	4.6	425	509	(16.5)
Non-interest income (excluding securities gains/losses)	9,337	8,375	11.5	29,759	25,228	18.0
Non-interest expense	20,440	18,292	11.7	64,211	52,913	21.4
Income taxes	4,219	2,994	40.9	11,753	9,318	26.1
Net Income	9,381	7,045	33.2	22,869	21,478	6.5
Tax equivalent adjustment (1)	476	446	6.7	1,432	1,381	3.7
At Period End
Assets	2,934,255	2,450,040	19.8
Earning assets	2,633,996	2,240,747	17.5
Loans	2,276,042	1,925,694	18.2
Allowance for loan losses	26,341	25,923	1.6
Deposits	2,360,675	1,927,686	22.5
Stockholders’ equity	367,924	292,138	25.9
Average Balances
Assets	2,906,795	2,425,535	19.8	2,812,560	2,376,934	18.3
Earning assets	2,590,463	2,194,170	18.1	2,511,469	2,148,438	16.9
Loans	2,251,071	1,879,760	19.8	2,171,733	1,834,981	18.4
Deposits and interest-bearing liabilities	2,507,805	2,103,054	19.2	2,433,185	2,062,637	18.0
Deposits	2,338,817	1,929,368	21.2	2,264,930	1,889,284	19.9
Stockholders’ equity	363,612	288,609	26.0	345,192	283,411	21.8
Stockholders’ equity / assets	12.51%	11.90%	5.1	12.27%	11.92%	3.0
Per Common Share Data
Net Income
Basic	$0.92	$0.78	17.9	$2.31	$2.39	(3.3)
Diluted	0.92	0.78	17.9	2.29	2.37	(3.4)
Dividends	0.25	0.22	13.6	0.75	0.66	13.6
Market Value:
High	$53.99	$46.83	15.3	$56.90	$46.83	21.5
Low	47.01	35.90	30.9	46.27	34.80	33.0
Close	52.49	44.64	17.6	52.49	44.64	17.6
Common Book Value	36.25	32.53	11.4	36.25	32.53	11.4
Tangible Common Book Value (1)	25.96	25.49	1.9	25.96	25.49	1.9
Shares outstanding, end of period (000)	10,149	8,980	13.0	10,149	8,980	13.0
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.91%	3.69%	6.0	3.88%	3.73%	3.9
Return on average assets	1.28%	1.16%	10.4	1.09%	1.21%	(10.2)
Return on average equity	10.24%	9.71%	5.4	8.86%	10.12%	(12.5)
Efficiency ratio (3)	58.70%	63.87%	(8.1)	62.66%	62.24%	0.7
Effective tax rate	31.02%	29.82%	4.0	33.95%	30.26%	12.2
Dividend payout ratio (basic)	27.17%	28.21%	(3.7)	32.47%	27.62%	17.6

(1)	Tangible common book value = total stockholders’ equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2017	2016	2017	2016

Gain from sale of mortgage loans	$1,200	$1,683	$3,577	$4,103
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	911	885	2,769	2,638
Amortization of mortgage servicing rights	(386)	(536)	(1,101)	(1,281)
Mortgage servicing rights valuation adjustments	(27)	7	21	(118)
	498	356	1,689	1,239
Total revenue from sale and servicing of mortgage loans	$1,698	$2,039	$5,266	$5,342

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,251,071	$26,025	4.59%		$1,879,760	$20,316	4.30%
Securities	259,310	2,114	3.29%	(3)	231,864	1,892	3.37%
Interest Bearing Deposits	64,090	209	1.29%		68,746	104	0.60%
FHLB stock	15,992	209	5.18%		13,800	137	3.95%
Total interest-earning assets	2,590,463	28,557	4.38%		2,194,170	22,449	4.09%
Non-interest-earning assets	316,332				231,365
Total assets	$2,906,795				$2,425,535
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,818,670	$2,391	0.52%		$1,487,465	$1,635	0.44%
FHLB advances and other	104,648	431	1.63%		84,598	322	1.51%
Subordinated debentures	36,158	239	2.62%		36,140	191	2.10%
Notes payable	28,182	13	0.18%		52,948	35	0.26%
Total interest-bearing liabilities	1,987,658	3,074	0.61%		1,661,151	2,183	0.52%
Non-interest bearing deposits	520,147	-	-		441,903	-	-
Total including non-interest-bearing demand deposits	2,507,805	3,074	0.49%		2,103,054	2,183	0.41%
Other non-interest-bearing liabilities	35,378				33,872
Total liabilities	2,543,183				2,136,926
Stockholders’ equity	363,612				288,609
Total liabilities and stockholders’ equity	$2,906,795				$2,425,535
Net interest income; interest rate spread		$25,483	3.77%			$20,266	3.57%
Net interest margin (4)			3.91%				3.69%
Average interest-earning assets to average interest bearing liabilities			130%				132%

	Nine Months Ended September 30,
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,171,733	$73,415	4.52%		$1,834,981	$59,395	4.32%
Securities	257,924	6,475	3.40%	(3)	230,058	5,899	3.55%
Interest Bearing Deposits	66,299	555	1.12%		69,599	287	0.55%
FHLB stock	15,513	562	4.84%		13,800	413	4.00%
Total interest-earning assets	2,511,469	81,007	4.32%		2,148,438	65,994	4.12%
Non-interest-earning assets	301,091				228,496
Total assets	$2,812,560				$2,376,934
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,743,769	$6,357	0.49%		$1,457,010	$4,613	0.42%
FHLB advances and other	104,616	1,211	1.55%		82,598	940	1.52%
Subordinated debentures	36,155	682	2.51%		36,140	548	2.03%
Notes payable	27,484	41	0.20%		54,615	108	0.27%
Total interest-bearing liabilities	1,912,024	8,291	0.58%		1,630,363	6,209	0.51%
Non-interest bearing deposits	521,161	-	-		432,274	-	-
Total including non-interest-bearing demand deposits	2,433,185	8,291	0.46%		2,062,637	6,209	0.40%
Other non-interest-bearing liabilities	34,183				30,886
Total liabilities	2,467,368				2,093,523
Stockholders’ equity	345,192				283,411
Total liabilities and stockholders’ equity	$2,812,560				$2,376,934
Net interest income; interest rate spread		$72,716	3.74%			$59,785	3.61%
Net interest margin (4)			3.88%				3.73%
Average interest-earning assets to average interest bearing liabilities			131%				132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is net interest income divided by average interest-earning assets.

 Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2017	2nd Qtr 2017	1st Qtr 2017	4th Qtr 2016	3rd Qtr 2016
Summary of Operations
Tax-equivalent interest income (1)	$28,557	$27,944	$24,505	$23,219	$22,449
Interest expense	3,074	2,826	2,391	2,231	2,183
Tax-equivalent net interest income (1)	25,483	25,118	22,114	20,988	20,266
Provision for loan losses	462	2,118	55	(149)	15
Tax-equivalent NII after provision for loan losses (1)	25,021	23,000	22,059	21,137	20,251
Investment securities gains, net of impairment	158	267	-	-	151
Non-interest income (excluding securities gains/losses)	9,337	9,873	10,549	8,293	8,375
Non-interest expense	20,440	20,630	23,142	18,180	18,292
Income taxes	4,219	3,677	3,857	3,436	2,994
Net income	9,381	8,347	5,140	7,365	7,045
Tax equivalent adjustment (1)	476	486	469	449	446
At Period End
Total assets	$2,934,255	$2,890,507	$2,928,697	$2,477,151	$2,450,040
Earning assets	2,633,996	2,596,674	2,639,325	2,261,068	2,240,747
Loans	2,276,042	2,254,435	2,238,006	1,940,487	1,925,694
Allowance for loan losses	26,341	25,915	25,749	25,884	25,923
Deposits	2,360,675	2,326,702	2,373,789	1,981,628	1,927,686
Stockholders’ equity	367,924	361,430	354,191	293,018	292,138
Stockholders’ equity / assets	12.54%	12.50%	12.09%	11.83%	11.92%
Goodwill	98,370	98,318	90,768	61,798	61,798
Average Balances
Total assets	$2,906,795	$2,908,483	$2,622,402	$2,458,952	$2,425,535
Earning assets	2,590,463	2,591,397	2,355,544	2,226,868	2,194,170
Loans	2,251,071	2,238,061	2,026,067	1,908,731	1,879,760
Deposits and interest-bearing liabilities	2,507,805	2,516,024	2,275,724	2,133,868	2,103,054
Deposits	2,338,817	2,346,336	2,109,637	1,954,631	1,929,368
Stockholders’ equity	363,612	357,523	314,442	292,301	288,609
Stockholders’ equity / assets	12.51%	12.29%	11.99%	11.89%	11.90%
Per Common Share Data
Net Income:
Basic	$0.92	$0.82	$0.54	$0.82	$0.78
Diluted	0.92	0.82	0.54	0.81	0.78
Dividends	0.25	0.25	0.25	0.22	0.22
Market Value:
High	$53.99	$56.90	$51.15	$52.31	$46.83
Low	47.01	48.78	46.27	36.91	35.90
Close	52.49	52.68	49.51	50.74	44.64
Common Book Value	36.25	35.61	34.92	32.62	32.53
Shares outstanding, end of period (in thousands)	10,149	10,149	10,143	8,983	8,980
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.91%	3.89%	3.81%	3.76%	3.69%
Return on average assets	1.28%	1.15%	0.79%	1.19%	1.16%
Return on average equity	10.24%	9.36%	6.63%	10.02%	9.71%
Efficiency ratio (2)	58.70%	58.96%	70.85%	62.09%	63.87%
Effective tax rate	31.02%	30.58%	42.87%	31.81%	29.82%
Common dividend payout ratio (basic)	27.17%	30.49%	46.30%	26.83%	28.21%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

 Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2017	2nd Qtr 2017	1st Qtr 2017	4th Qtr 2016	3rd Qtr 2016
Loan Portfolio Composition
One to four family residential real estate	$271,048	$276,578	$276,931	$207,550	$209,097
Construction	244,920	234,688	199,724	182,886	177,075
Commercial real estate	1,205,695	1,182,087	1,193,906	1,040,562	1,043,820
Commercial	510,240	515,004	504,366	469,055	456,099
Consumer finance	29,009	28,860	27,696	16,680	17,251
Home equity and improvement	132,220	130,429	132,965	118,429	118,165
Total loans	2,393,132	2,367,646	2,335,588	2,035,162	2,021,507
Less:
Undisbursed loan funds	115,714	112,000	95,460	93,355	94,552
Deferred loan origination fees	1,379	1,211	1,264	1,320	1,261
Allowance for loan loss	26,341	25,915	25,749	25,884	25,923
Net Loans	$2,249,698	$2,228,520	$2,213,115	$1,914,603	$1,899,771

Allowance for loan loss activity
Beginning allowance	$25,915	$25,749	$25,884	$25,923	$25,948
Provision for loan losses	462	2,118	55	(149)	15
Credit loss charge-offs:
One to four family residential real estate	60	0	49	147	111
Commercial real estate	0	110	290	0	79
Commercial	64	2,027	0	234	26
Consumer finance	20	21	71	53	24
Home equity and improvement	92	100	54	98	74
Total charge-offs	236	2,258	464	532	314
Total recoveries	200	306	274	642	274
Net charge-offs (recoveries)	36	1,952	190	(110)	40
Ending allowance	$26,341	$25,915	$25,749	$25,884	$25,923

Credit Quality
Total non-performing loans (1)	$29,152	$30,359	$15,057	$14,348	$18,198
Real estate owned (REO)	532	672	705	455	704
Total non-performing assets (2)	$29,684	$31,031	$15,762	$14,803	$18,902
Net charge-offs (recoveries)	36	1,952	190	(110)	40

Restructured loans, accruing (3)	13,044	10,521	9,814	10,544	9,113

Allowance for loan losses / loans	1.16%	1.15%	1.15%	1.33%	1.35%
Allowance for loan losses / non-performing assets	88.74%	83.51%	163.36%	174.86%	137.14%
Allowance for loan losses / non-performing loans	90.36%	85.36%	171.01%	180.40%	142.45%
Non-performing assets / loans plus REO	1.30%	1.38%	0.70%	0.76%	0.98%
Non-performing assets / total assets	1.01%	1.07%	0.54%	0.60%	0.77%
Net charge-offs / average loans (annualized)	0.01%	0.35%	0.04%	-0.02%	0.01%

Deposit Balances
Non-interest-bearing demand deposits	$519,911	$520,778	$579,943	$487,663	$443,321
Interest-bearing demand deposits and money market	989,514	967,834	973,459	816,665	810,393
Savings deposits	296,230	288,643	288,498	243,369	241,016
Retail time deposits less than $250,000	504,277	499,298	490,953	400,080	399,749
Retail time deposits greater than $250,000	50,743	50,149	40,936	33,851	33,207
Total deposits	$2,360,675	$2,326,702	$2,373,789	$1,981,628	$1,927,686

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

September 30, 2017
One to four family residential real estate	$271,048	$265,873	$1,807	$3,368
Construction	244,920	244,920	-	-
Commercial real estate	1,205,695	1,187,826	759	17,110
Commercial	510,240	500,755	1,415	8,070
Consumer finance	29,009	28,741	209	59
Home equity and improvement	132,220	130,199	1,476	545
Total loans	$2,393,132	$2,358,314	$5,666	$29,152

December 31, 2016
One to four family residential real estate	$207,550	$203,624	$998	$2,928
Construction	182,886	182,886	-	-
Commercial real estate	1,040,562	1,030,833	137	9,592
Commercial	469,055	468,038	10	1,007
Consumer finance	16,680	16,438	151	91
Home equity and improvement	118,429	116,439	1,260	730
Total loans	$2,035,162	$2,018,258	$2,556	$14,348

September 30, 2016
One to four family residential real estate	$209,097	$205,471	$706	$2,920
Construction	177,075	177,075	-	-
Commercial real estate	1,043,820	1,032,260	258	11,302
Commercial	456,099	452,669	185	3,245
Consumer finance	17,251	17,048	190	13
Home equity and improvement	118,165	116,653	794	718
Total loans	$2,021,507	$2,001,176	$2,133	$18,198